UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 21, 2016

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2016, Tangoe, Inc. (the “Company”), received a notification from the Nasdaq Stock Market (“Nasdaq”) informing the Company that since it had not filed its Form 10-K for the fiscal year ended December 31, 2015, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1). This rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.  The Nasdaq notification letter specifies that the Company has until May 20, 2016 to submit a plan to regain compliance with this listing requirement.  The Company’s common stock will continue to trade on the Nasdaq Global Select Market pending Nasdaq’s review of the Company’s plan to regain compliance.

On March 24, 2016, the Company issued a press release announcing its receipt of the Nasdaq notification letter. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: March 24, 2016	By: :	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on March 24, 2016.